Exhibit 10.1

SECOND AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
GPT OPERATING PARTNERSHIP LP

Dated as of December 30, 2016

This SECOND AMENDMENT TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GPT OPERATING PARTNERSHIP LP (this “Amendment”), dated as of December 30, 2016, is hereby adopted by Gramercy Property Trust, a Maryland real estate investment trust (defined in the Agreement, hereinafter defined, as the “General Partner”), as the general partner of GPT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of April 29, 2016, as amended by the First Amendment, dated as of September 29, 2016 (the “Agreement”).
WHEREAS, the Board of Trustees of the General Partner has determined that it is advisable and in the best interests of the General Partner, that the declaration of trust of the General Partner be amended as of 5:00 p.m. on December 30, 2016 (the “Split Effective Time”) to provide that every three (3) issued and outstanding common shares of beneficial interest of the General Partner (the “Common Shares”) be combined into one (1) issued and outstanding Common Share (the “Reverse Share Split”);
WHEREAS, as a result of the Reverse Share Split and in accordance with the terms of the Agreement, the “Conversion Factor” is required to be adjusted from 1.0 to one-third (1/3);
WHEREAS, the General Partner has determined that, to maintain a one-to-one correspondence between the Common Shares and the Class A Limited Partnership Units (the “Class A Units”) and the LTIP Units of the Operating Partnership (the “LTIP Units”, and together with the “Class A Units, collectively, the “OP Units”), it is advisable and in the best interests of the Operating Partnership: (i) to effect a corresponding reverse unit split of the OP Units, such that every three (3) OP Units that were issued and outstanding at the Split Effective Time shall be combined into one (1) issued and outstanding OP Unit; and (ii) to adjust the “Conversion Factor” from one-third (1/3) back to 1.0;
WHEREAS, the General Partner desires to amend the Agreement to provide for the foregoing; and

WHEREAS, Section 14.01.B(4) of the Agreement grants the General Partner the power and authority to amend the Agreement, without the consent of the Operating Partnership’s limited partners (the “Limited Partners”), to reflect a change that does not adversely affect any of the Limited Partners in any material respect.
NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.
As a result of the Reverse Share Split and in accordance with the definition of “Conversion Factor” in the Agreement, at the Split Effective Time the “Conversion Factor” is hereby adjusted from 1.0 to one-third (1/3).

2.
To maintain a one-to-one correspondence between the Common Shares and the Class A Units and the LTIP Units after the Reverse Share Split, immediately after the Split Effective Time: (i) every three (3) Class A Units that were issued and outstanding at the Split Effective Time shall be combined into one (1) issued and outstanding Class A Unit, (ii) every three (3) vested LTIP Units that were issued and outstanding at the Split Effective Time shall be combined into one (1) issued and outstanding vested LTIP Unit, and (iii) any fractional OP Unit created thereby will be retired, and each holder of Class A Units and each holder of vested LTIP Units otherwise entitled to a fractional OP Unit shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by three times the average closing price of the Common Shares as reported by the New York Stock Exchange for the three consecutive trading days ending on the date on which the Split Effective Time occurs.

3.	As a result of the foregoing reverse unit split, immediately after the Split Effective Time the “Conversion Factor” shall be 1.0.

4.
The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment (including attachments hereto) were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GRAMERCY PROPERTY TRUST

By:    /s/ Edward J. Matey Jr.
Name:    Edward J. Matey Jr.
Title:    Executive Vice President

3